Exhibit (12)(b)

[Ropes & Gray LLP]

September 14, 2007

MassMutual Select Funds

1295 State Street

Springfield, MA 01111

Ladies and Gentlemen:

We consent to the references to our firm under the caption “Federal Income Tax Consequences” in the Prospectus/Information Statement filed as part of the Registration Statement on Form N-14 to be filed by you with the Securities and Exchange Commission on September 14, 2007.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP